UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 17, 2006

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointed to Committee

On November 17, 2006, Blue Coat Systems, Inc. (“Blue Coat”) appointed Mr. Timothy Howes, an independent director on Blue Coat’s Board of Directors, as a member of Blue Coat’s Audit Committee. The election of Mr. Howes brings the number of independent Audit Committee members to three. Blue Coat believes that adding Mr. Howes to the Audit Committee remediates a Nasdaq Global Stock Market listing requirement deficiency resulting from the death of Mr. Jay Shiveley.

As a member of the Audit Committee, at each Annual Meeting of the Blue Coat stockholders, Mr. Howes, provided he will continue serving as a member of the Audit Committee thereafter, will receive annual option grants to purchase 2,500 shares of Common Stock. The option price for each automatic option grant will be equal to the fair market value per share of Common Stock on the automatic grant date. Each annual automatic grant shall become exercisable in full on the first anniversary of the grant date and shall become exercisable in full in the event of a change in control of Blue Coat.

Execution of Agreement with Tom Ayers

On November 20, 2006, Blue Coat, entered into a letter agreement with Tom Ayers, Blue Coat’s Senior Vice President, Worldwide Field Operations, providing for his continued employment through April 30, 2007 (the “Agreement”). Under the Agreement, Blue Coat has agreed to pay Mr. Ayers a severance payment following his cessation of employment based on his length of employment at Blue Coat.

Under the Agreement, Blue Coat has agreed that it will not terminate Mr. Ayers’ employment prior to April 30, 2007 except for cause as defined in the Agreement. Mr. Ayers may resign his employment at any time. After the date of the Agreement, Mr. Ayers will be responsible for the transition of the NetCache business to Blue Coat and, from time to time, other special projects as directed by Blue Coat’s Chief Executive Officer. Until the earlier of April 30, 2007 or Mr. Ayers’ voluntary resignation or a termination by Blue Coat for cause, Mr. Ayers will continue to receive his annual salary and benefits in accordance with Blue Coat’s existing policies. In addition he will remain eligible for certain commissions in November and December 2006 and will continue to vest in his outstanding options while employed. The Agreement also contains certain restrictive covenants, releases and other customary terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 22, 2006	By:	/s/ Brian NeSmith
Brian NeSmith
Chief Executive Officer (Principal Executive Officer)